Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, no par value, of Covisint Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: April 20, 2017

Dialectic Capital Partners, LP

By:	BR Dialectic Capital Management, LLC, its investment manager

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Head of Alternative Investments

Dialectic Offshore, Ltd.

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Director

Dialectic Antithesis Partners, LP

By:	BR Dialectic Capital Management, LLC, its investment manager

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Head of Alternative Investments

BR Dialectic Capital Management, LLC

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Head of Alternative Investments

Dialectic Capital, LLC

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Managing Member

/s/ John Fichthorn
John Fichthorn